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                                                                     EXHIBIT 21


EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

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

                                         STATE OF
                NAME                   INCORPORATION
                ----                   -------------
Central Illinois Bank                    Illinois
Central Illinois Bank MC                 Illinois
C.I.B. Data Processing Services, Inc.    Illinois
Marine Trust and Investment Company      Illinois
Mortgage Services of Illinois, Inc.      Illinois
Hillside Investors, Ltd.                 Illinois
   CIB Bank                              Illinois
First Ozaukee Capital Corp.             Wisconsin
   Marine Bank and Savings              Wisconsin
CIB Bank                                 Indiana
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